Exhibit 10.27

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT+

dated as of October 20, 2017

between

ENOVA FINANCE 5, LLC,
as Purchaser,

and

ENOVA INTERNATIONAL, INC.,
as Seller

+Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***Indicates confidential material redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the redacted material.

APPENDIX

Appendix A	-	Eligibility Criteria
Appendix B	-	Enova Credit Policies

EXHIBIT

Exhibit A	-	Form of First Step Assignment

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This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, is entered into as of as of October 20, 2017 (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and between Enova Finance 5, LLC, a Delaware limited liability company (the “Purchaser”), and Enova International, Inc., a Delaware corporation, as the Seller (the “Seller’).

RECITALS:

WHEREAS, the Purchaser desires to purchase from the Seller, from time to time, certain Receivables arising in connection with certain Contracts;

WHEREAS, the Seller is willing to sell such Receivables and Other Conveyed Property to the Purchaser, from time to time;

WHEREAS, the Purchaser may wish to sell or otherwise transfer on the date hereof and the date of any First Step Assignment such Receivables and Other Conveyed Property to the Issuer; and

WHEREAS, the Issuer may issue debentures, notes, participations, certificates of beneficial interest or other interests or securities to fund its acquisition of such Receivables and Other Conveyed Property.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1Definitions.  Whenever used in this Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Amended and Restated Indenture, dated as of October 20, 2017, by and between the Issuer and Bankers Trust Company, in its capacity as the Indenture Trustee (the “Indenture”), which is incorporated by reference herein and made a part hereof.  The rules of construction set forth in Part II of Appendix A in the Indenture shall apply to this Agreement and be incorporated by reference herein and made a part hereof.

Article II

CONVEYANCE OF RECEIVABLES

Section 2.1Conveyance of Receivables.

(a)In consideration of the Purchaser’s delivery to, or as may be directed by, the Seller on any Purchase Date of the Purchase Price therefor, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise provided

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herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

(i)the Related Receivables set forth in the .csv file delivered in connection with each First Step Assignment executed and delivered by the Seller on each Purchase Date and all monies received with respect to such Related Receivables on and after the related Cutoff Date;

(ii)the Receivable File related to each Related Receivable and any and all other Instruments, including Promissory Notes (each as defined in the UCC), if any, and other documents relating to the Related Receivables and the related Obligors acquired by the Seller pursuant to the Transfer Agreement;

(iii)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Purchaser or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller and the right, title and interest of the Seller in, to and under the Transfer Agreement; and

(iv)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b)The Purchaser shall purchase and the Seller shall transfer to the Purchaser the Related Receivables and Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date:

(i)the Seller shall have provided the Purchaser, each Asset Servicer, the Backup Servicer and the Master Servicer with either access to an FTP website or a copy of a data tape or other electronic file that, in either case, contains information regarding the Related Receivables and shall have provided any information reasonably requested by any of the foregoing with respect to the Seller, any Asset Servicer, the Master Servicer or the Related Receivables, as applicable;

(ii)the Seller shall have deposited into the Collection Account all Collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii)as of each Purchase Date, (A) the Seller shall be Solvent and shall not fail to be Solvent as a result of the transfer of the Related Receivables on such Purchase Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfers shall not have been made with actual intent to hinder, delay or defraud any Person, and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted and all businesses and transactions in which it is about to engage;

(iv)no Event of Default shall have occurred and be continuing;

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(v)the Funding Period Termination Date shall not have occurred;

(vi)each of the representations and warranties made by the Seller pursuant to Section 3.1 shall be true and correct as of the related Purchase Date and the Seller shall have performed all obligations required to be performed by it hereunder or in any First Step Assignment on or prior to such Purchase Date;

(vii)the Seller shall have taken all actions required to convey and maintain the ownership interest of the Purchaser in the Related Receivables and Other Conveyed Property;

(viii)no selection procedures adverse to the interests of the Purchaser or the Noteholders shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date;

(ix)no Asset Servicer Default or Master Servicer Default shall have occurred and be continuing;

(x)the Seller shall have delivered each related Receivable File to the Master Servicer no later than two (2) Business Days prior to the requested Purchase Date; and

(xi)the Seller shall have executed and delivered to the Purchaser a First Step Assignment in the form of Exhibit A with respect to the Related Receivables and Other Conveyed Property related thereto to be purchased on such Purchase Date.

Section 2.2Payment of Purchase Price.

(a)In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related First Step Assignment, the Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of the Seller the applicable Purchase Price.  The Purchaser and the Seller agree that the Purchase Price paid with respect to any Related Receivables shall represent fair and reasonably equivalent value for the Receivables then sold and purchased.  A portion of the Purchase Price shall be paid to the Seller in immediately available funds and the balance of such purchase shall be paid through a deemed distribution from the Seller of the applicable amount to the equity of the Purchaser (which, if the Purchaser is owned indirectly by the Seller, shall be effected by a consecutive series of deemed distributions by each intermediate entity in the ownership chain to its subsidiary until such distribution is received by the Purchaser).  The amount of the deemed capital contribution shall be duly recorded by the Seller and the Purchaser.

(b)Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related First Step Assignment, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

Section 2.3Transfers Intended as Sales.  It is the intention of the Seller and the Purchaser that each transfer and assignment contemplated by this Agreement and each First Step Assignment shall constitute an absolute and irrevocable sale of the Related Receivables and Other

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Conveyed Property from the Seller to the Purchaser (and not a loan or secured borrowing) free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a petition by or against the Seller under any bankruptcy or insolvency law.  In the event that, notwithstanding the intent of the Seller and the Purchaser, the transfers and assignments contemplated hereby or by any First Step Assignment is held not to be a sale, this Agreement and each First Step Assignment shall constitute a security agreement under applicable law and the Seller hereby grants to the Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been ultimately assigned to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

Article III

THE RECEIVABLES

Section 3.1Representations and Warranties of the Seller as to the Receivables.  The Seller makes the following representations and warranties to the Purchaser as to the Related Receivables conveyed to the Purchaser pursuant to Section 2.1(a) above, on which the Purchaser relies in purchasing the Related Receivables on any Purchase Date, and on which the Variable Funding Note Noteholders will rely in making Advances under their Variable Funding Note.  All such representations and warranties shall survive the sale, transfer and assignment of the Related Receivables to the Purchaser and the pledge thereof to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

(a)Characteristics of Receivables.  Each Related Receivable is an Eligible Receivable in accordance with the Eligibility Criteria and no selection procedures adverse to any party hereto have been utilized in selecting the Related Receivables to be sold hereunder.

(b)Schedule of Receivables.  The information with respect to the Related Receivables set forth in the .csv file delivered in connection with the related First Step Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date.

(c)Compliance With Law.  Each Related Receivable has been originated in compliance with, and complies with, all requirements of applicable federal, State and local laws (including all Governmental Rules) in all material respects.  Each Receivable has been serviced in compliance with all applicable requirements of law in all material respects and all material rights with respect to each Related Receivable are in full force and effect.

(d)No Government Obligor.  None of the Related Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

(e)Receivables in Force.  As of the close of business on the related Cutoff Date no Related Receivable has been satisfied, subordinated or rescinded.

(f)No Amendments.  Except as permitted under the Servicing Agreement or the other Transaction Documents, no Related Receivable has been amended, modified, waived or refinanced.

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(g)No Defenses.  No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened in writing with respect to any Related Receivable.  The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part and such Related Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(h)Title.  Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Receivable and the related Other Conveyed Property and the Seller was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser, the Purchaser shall have good and marketable title to the Receivables and the Other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens.

(i)Lawful Assignment; No Consent Required.  No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Related Receivable under this Agreement.  The Seller has not entered into any agreement that prohibits, restricts or conditions the assignment of any portion of the Related Receivables.  For the validity of such sales, transfers, assignments and pledges, no consent by any Person (that has not been obtained) is required under any agreement or applicable law.

(j)All Filings Made.  All filings (including UCC filings or other actions) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Related Receivables and the Other Conveyed Property, including the proceeds of the Related Receivables, shall have been made, given, taken or performed.

(k)Receivable File.  The Seller (i) has caused the Master Servicer to be in possession of the Receivable File related to each Related Receivable and such Receivable File shall be complete in all material respects as of the related Purchase Date and (ii) has, prior to the related Purchase Date, delivered (or caused to be delivered) to the Verification Agent by electronic means, the documents related to each Related Receivable required to be verified by the Verification Agent prior to each Advance.  Each Receivable File shall be in electronic form and there shall be no physical Receivable Files to be delivered.

(l)Valid and Binding Obligation of Obligor.  Each Related Receivable represents the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and all parties to the related Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant any security interest purported to be granted thereby.  No Related Receivable is subject to any right of setoff by the Obligor.

(m)Characteristics of Obligors.  The related Obligor is not, and during the period from the Eligibility Date for each Related Receivable to the applicable Purchase Date, has not become, the subject of an Insolvency Event.

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(n)Full Amount Advanced; No Agreement to Lend.  The full amount of each Related Receivable has been advanced to the related Obligor, and there are no requirements for future advances thereunder.

(o)No Impairment.  Neither the Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivable or otherwise to impair the rights of the Purchaser or the Indenture Trustee in any Related Receivable or the proceeds thereof.

(p)Receivables Not Assumable.  No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Purchaser or the Seller with respect to such Related Receivable.

(q)Servicing.  At all times prior to the Eligibility Date of a Related Receivable, the servicing of such Related Receivable and the collection practices relating thereto have been lawful and in accordance with the Credit Policies and the Servicing Policy; and other than the Master Servicer, the applicable Asset Servicer and the Backup Servicer pursuant to the Transaction Documents, no other person has the right to service such Related Receivable.

(r)Creation of Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Related Receivables and the Other Conveyed Property in favor of the Purchaser, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Seller.

(s)Perfection of Security Interest in Receivables and Other Conveyed Property.  The Seller has caused the filing of all appropriate financing statements and amendments thereto in the proper filing office in the appropriate jurisdictions under applicable law, in order to perfect the first priority security interest in the Related Receivables and the Other Conveyed Property granted to the Purchaser hereunder pursuant to Section 2.3 and the related First Step Assignment.

(t)Unsecured Loan.  Each Related Receivable relates to an unsecured consumer installment loan.

(u)No Other Security Interests by Seller.  Other than the security interest granted to the Purchaser pursuant to Section 2.3 and the related First Step Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Related Receivables or Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof.  The Seller has not authorized the filing of, nor is the Seller aware of, any financing statements filed against the Seller that include a description of collateral covering any portion of the Related Receivables or the Other Conveyed Property, other than any financing statement relating to the security interest granted to the Purchaser hereunder, or that has been terminated or released as to the Related Receivables or the Other Conveyed Property.  As of the close of business on the related Cutoff Date, the Seller is not aware of any judgment or tax lien filings against the Seller.

(v)Records.  On or prior to each Purchase Date, the Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such

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Purchase Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to the Purchaser.

(w)Computer Information.  The electronic information made available by the Seller to the Purchaser and the Verification Agent with respect to each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in the .csv file delivered in connection to the related First Step Assignment.

(x)No Pre-existing Indebtedness.  The Seller is not transferring any Related Receivable to the Purchaser in connection with any pre-existing indebtedness.

(y)Past Due.No portion of any scheduled payment with respect to Receivable is more than 0 days past due as of the related Purchase Date.

Section 3.2Repurchase Upon Breach.  The Seller shall inform the Purchaser and the Indenture Trustee promptly upon the discovery of (or upon receiving notice from the Indenture Trustee or any Noteholder of) any breach of the representations and warranties made by the Seller pursuant to Section 3.1 with respect to any Related Receivables conveyed to the Purchaser pursuant to Section 2.1(a).  Unless the breach shall have been cured within ten (10) Business Days following notice to the Purchaser and the Indenture Trustee, the Seller shall within five (5) Business Days of the end of such ten (10) Business Day period, repurchase the applicable Related Receivable on the date and for the amount specified in the Sale Agreement, without further notice to the Purchaser hereunder.  In consideration of the repurchase of any Related Receivable, the Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase.  Upon the deposit of the Receivable Repurchase Price in respect of any such Receivable into the Collection Account, the Purchaser shall cause the Master Servicer to release the related Receivable File and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Purchaser and necessary to vest in the Seller or its designee title to such Receivable.  The sole remedies of the Purchaser under this Agreement with respect to any Receivables as to which a breach of representations and warranties pursuant to Section 3.1 has occurred shall be to enforce the Seller’s obligation to repurchase such Receivables pursuant to this Section 3.2.  The purchase obligations of the Seller under this Section 3.2 shall be continuing and shall survive the termination of the Servicing Agreement and any termination of the Master Servicer.

Article IV

THE PURCHASER

Section 4.1Representations of Purchaser.  The Purchaser, as of each Purchase Date, hereby represents and warrants that:

(a)The Purchaser is an entity duly formed, validly existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary limited liability company power and authority to enter into this Agreement and each

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of the other Transaction Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b)The Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and this Agreement and each other Transaction Document to which the Purchaser is a party are the legal, valid and binding obligations of the Purchaser and are enforceable against the Purchaser in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Documents to which it is a party does not and shall not (i) violate any provision of any applicable law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Purchaser, (ii) violate any provision of its formation documents or limited liability company agreement, or (iii) result in a breach of or constitute a default under the terms of any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Purchaser is a party or by which it or any of its assets or properties may be bound or affected; and the Purchaser is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other Governmental Authority is or shall be required in connection with the execution, delivery or performance by the Purchaser of this Agreement and each other Transaction Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e)There is no action, suit, proceeding or investigation pending or threatened in writing against or affecting the Purchaser before or by any court, administrative agency or other Governmental Authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

Article V

THE SELLER

Section 5.1Representations of Seller.  The Seller, as of each Purchase Date, hereby represents and warrants that:

(a)The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, except in those states where the failure to be so qualified has not had and could not be reasonably expected to have, a Material Adverse Effect, has all necessary corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party and to perform all of its obligations hereunder and thereunder, and the Seller has obtained all necessary licenses, permits,

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consents or approvals in each jurisdiction in which failure to so qualify or to obtain such licenses, permits, consents and approvals would have a Material Adverse Effect on this Agreement or the transactions contemplated hereby or on the ability of the Seller to perform its obligations under this Agreement.

(b)The Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and this Agreement and each other Transaction Document to which the Seller is a party are the legal, valid and binding obligations of the Seller, and are enforceable against the Seller in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

(c)The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party does not and shall not (i) violate any provision of any law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, (ii) violate any provision of its charter documents, or (iii) result in a breach of or constitute a default under any indenture, loan, credit agreement or any other agreement, lease or instrument to which the Seller is a party or by which it or any of its assets or properties may be bound or affected; and the Seller is not in default of any such law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)All authorizations, consents, orders, filings, notices, or approvals of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement and the performance by the Seller of the Transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect, other than the filing of financing statements.

(e)No event has occurred and is continuing which constitutes an Event of Default or Regulatory Trigger Event.  There is no action, suit, proceeding or investigation pending or threatened in writing against or affecting the Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Transaction Documents, or that might result in any Material Adverse Effect.

(f)The Seller is Solvent.  The Seller shall not fail to be Solvent by the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and the capital remaining in the Seller is not now and shall not become unreasonably small to permit the Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage.  The Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

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(g)Not an Investment Company.  The Seller is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.  The purchase of Related Receivables by the Purchaser hereunder, the application of the proceeds hereof and the consummation of the transactions contemplated by this Agreement will not violate any provision of the Securities Act or the Investment Company Act.

Section 5.2Additional Covenants.

(a)Sale.  The Seller agrees to treat the conveyances hereunder as sales for all purposes (including legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents, and from and after the Purchase Date relating to any Related Receivables, the Seller shall not take any action inconsistent with the Purchaser’s absolute ownership of the Related Receivables and shall not claim any ownership interest in the Related Receivables; provided, that the financial statements of the Purchaser may be consolidated with those of the Seller in accordance with GAAP.  The Seller will not make any transfer of Receivables hereunder if the Seller or the Purchaser is then insolvent or would be rendered insolvent thereby.

(b)Non-Petition.  The Seller covenants and agrees that, to the fullest extent permitted by applicable law, it will not take any action to pursue any remedy against the Purchaser that it may have hereunder, in law, in equity or otherwise, until one (1) year and one (1) day have passed since the date on which all of the Notes have been paid in full.  The Purchaser and the Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser.

(c)Cooperation.  If an Event of Default shall have occurred and be continuing, the Seller and the Purchaser shall cooperate with and provide all information and access reasonably requested by the Indenture Trustee or the Noteholders in connection with any actions taken in connection therewith pursuant to the Transaction Documents.

(d)Accounts.  The Seller covenants and agrees it shall not, nor direct any Person to, deposit any Collections with respect to the Related Receivables in any account other than the Collection Account or the Collection Receipt Accounts.

(e)Changes to the Credit Policies.  The Seller shall (i) deliver a written summary on or prior to the tenth calendar day of each month (or if the tenth calendar day of any given month is not a Business Day, the next following Business Day) of the immaterial changes or modifications that have been made to the Credit Policy since delivery of the prior summary delivered pursuant to this Section 5.2(e)(i) (or in the case of the initial summary, since the Closing Date), to the Issuer, the Indenture Trustee and the Verification Agent, and (ii) furnish notice to the Issuer, the Indenture Trustee and the Verification Agent of any material proposed change or modification to the Credit Policy and any such proposed change or modification to the Credit Policy may only be made with the prior consent of the Majority Holders.  If an item set forth in the written summary described above in clause (i) is deemed a material change or modification to the Credit Policy by the Majority Holders or if a material change or modification is made to the Credit Policy without the prior consent of the Majority Holders, then the Seller shall within five (5) Business Days of receiving any request to do so from the Indenture Trustee (at the direction of the Majority Holders)

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repurchase any and all Receivables (i) that were originated from the date such change or modification to the Credit Policy was made effective and that were sold to the Purchaser and (ii) that but for such change or modification to the Credit Policy would not have otherwise been an Eligible Receivable.  In consideration of any repurchase hereunder, the Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase.  Upon the deposit of the Receivable Repurchase Price in respect of any such Receivable into the Collection Account, the Purchaser shall cause the Master Servicer to release the related Receivable File and the Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Purchaser and necessary to vest in the Seller or its designee title to such Receivable.  No Event of Default arising under Section 7.01(s) of the Indenture shall be deemed to have occurred unless and until payment of the Receivables Purchase Price is not made prior to the end of the five (5) Business Day period as described in this Section 5.2(e).

Section 5.3Financial Covenant of the Seller.  No Financial Trigger has occurred and is continuing.

Section 5.4Liability of the Seller; Indemnities.

(a)The Seller shall defend, indemnify and hold harmless the Purchaser, the Indenture Trustee, and the Noteholders and their Affiliates and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable conveyed to the Purchaser pursuant to Section 2.1(a) above to be originated in compliance with all requirements of law (including any Governmental Rules) and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(i)any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Notes) and costs and expenses in defending against the same;

(ii)any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iii)any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party;

(iv)any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to the Seller’s representations and warranties, covenants or other agreements contained herein or in any other Transaction Document to which the Seller is a party; or

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(v)any and all costs, expenses, awards, penalties, fines, damages, levies, reasonable and documented attorney’s fees, or monetary costs of any kind arising out of or relating to any (a) Governmental Action pertaining in any way to the Receivables, or (b) any claim, lawsuit, or arbitration of any kind asserted by a non-governmental party related to the Receivables.

(b)Indemnification under this Section 5.4 shall survive the termination of this Agreement and the other Transaction Documents and shall include reasonable and documented fees and expenses of counsel and other expenses of litigation.  These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have under applicable law, hereunder or under any other Transaction Document.

Notwithstanding any provision of this Section 5.4 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require the Seller to provide any indemnification hereunder or under any other Transaction Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses on or the diminution in value of the Receivables or Other Conveyed Property.

Article VI

MISCELLANEOUS

Section 6.1Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notice, request, demand, direction, consent, waiver, authorization or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier, electronic mail or United States mail (postage prepaid) addressed to such party at the address specified in Part III of Appendix A to the Indenture.

Section 6.2Prior Agreements Superseded.  This Agreement, together with the other Transaction Documents, constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Transaction Documents.

Section 6.3Amendment.  The parties hereto may not amend, modify or waive any provision hereof without the prior consent of the Indenture Trustee at the direction of the Majority Holders; except that, following the delivery by the Purchaser and Seller to the Indenture Trustee of an Officer’s Certificate to the effect that the Purchaser and Seller reasonably believes that such amendment will not have a Material Adverse Effect and is not reasonably expected to have a Material Adverse Effect at any time in the future, the Purchaser and the Seller may amend this Agreement, for any of the following purposes:

(a)to add to the covenants of the Purchaser or Seller, or to surrender any right or power herein conferred upon the Purchaser or Seller, for the benefit of the Holders of the Notes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Notes);

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(b)to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

(c)to qualify for sale treatment of the transactions contemplated by this Agreement under generally accepted accounting principles.

Section 6.4Parties Bound.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns.

Section 6.5Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.  The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or other electronic means (including PDF signatures).

Section 6.6Assignment.  Neither party hereto may assign or delegate its rights, duties or obligations hereunder or interest herein, (i) to any entity which is not a Subsidiary of Enova without (x) the prior consent of the Indenture Trustee at the direction of the Majority Holders and (y) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Transaction Documents, and (ii) to a Subsidiary of Enova without (y) the assignor delivering an Officer’s Certificate to the Indenture Trustee certifying that such assignment or delegation will not have a Material Adverse Effect on the Noteholders and (x) the assignee executing an agreement of assumption to perform every obligation of the assignor under this Agreement and the other Transaction Documents.  Any assignment or other transfer in violation of this provision shall be void.  Notwithstanding the foregoing, the Purchaser may transfer all of its rights under this Agreement to the Issuer as contemplated in the Sale Agreement.

Section 6.7Severability of Provisions.  Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.8Further Instruments.  Each party hereto shall from time to time authorize, execute or deliver, and shall cause each of its subsidiaries to authorize, execute or deliver, all such amendments, supplements and other modifications hereto and to the other Transaction Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as the Indenture Trustee or the Noteholders reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 6.9Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER

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THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 6.10Consent to Jurisdiction.

(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE NOTES, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY HERETO AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.11 OF THE INDENTURE AND TO ANY PROCESS AGENT SELECTED BY SUCH PARTY IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER EACH PARTY HERETO IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT THE INDENTURE TRUSTEE AND THE NOTEHOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

(b)EACH OF THE PURCHASER AND THE SELLER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS PERTAINING TO IT AS SPECIFIED IN SECTION 6.1.  ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY OF THE SELLER OR THE PURCHASER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 6.11Waiver of Jury Trial.  EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON

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THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTES ISSUED UNDER THE INDENTURE.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.12Third Party Beneficiaries.  The Seller acknowledges that the Purchaser has assigned all of its rights, title and interest in and to this Agreement to the Issuer, which has pledged all of its rights, title and interest in and to this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the Issuer, Indenture Trustee and the Noteholders may enforce this Agreement as if they were parties hereto.  Each of the Issuer, Indenture Trustee and the Noteholders is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto, provided, however, that any exercise of such rights by a Noteholder shall be subject to and limited by any conflicting position taken by the Majority Holders.

Section 6.13Termination of Agreement.  This Agreement shall terminate and be of no further force or effect upon the termination of the Indenture.

Section 6.14Bank Originator.  Notwithstanding anything to the contrary in any Transaction Document, the Seller or any Originator may establish a program or platform with one or more insured depository institutions (each a “Bank Originator” and collectively the “Bank Originators”) under which the Seller, any such Originator or the Master Servicer will provide marketing and processing services to facilitate the origination by each Bank Originator of consumer loans represented by Contracts, and all rights and obligations thereunder, including the obligation of an Obligor to make payments thereunder (each constituting a “Bank Originated Receivable”), which each Bank Originator will subsequently sell, together with all Other Conveyed Property of the type described in Section 2.1(a) to the Seller or any such Originator, under one or more sale agreements (each, a “Bank Originator Sale Agreement”); provided, however, that the Majority Holders have provided confirmation that any such Bank Originator is reasonably acceptable to the Majority Holders; provided further that as of the Closing Date, the Republic Loan Purchase Agreement has been approved by the Majority Holders.  Any Bank Originated Receivables or Other Conveyed Property transferred to the Seller or any Originator by a Bank Originator under a Bank Originator Sale Agreement may be included as Receivables and Other Conveyed Property sold to the Purchaser hereunder so long as:

(a)the Majority Holders have provided confirmation that such Bank Originator Sale Agreement is in form and substance reasonably acceptable to the Majority Holders;

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(b)the representations and warranties contained in Section 3.1 are true and correct with respect to such Receivables; and

(c)such Bank Originated Receivable satisfies the Eligibility Criteria.

Notwithstanding anything to the contrary in any Transaction Document, a Bank Originator may sell, and the Seller or Originator may purchase from a Bank Originator and sell to the Purchaser, participation interests in Bank Originated Receivables instead of the entire ownership of such Bank Originated Receivables, and such participation interests shall be treated for all purposes hereunder as Receivables.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

ENOVA FINANCE 5, LLC, as Purchaser

By:	/s/ David A Fisher
Name:David A Fisher
Title:President

ENOVA INTERNATIONAL, INC., as Seller

By:	/s/ David A Fisher
Name:David A Fisher
Title:President

[Signature Page to Amended and Restated Receivables Purchase Agreement]

APPENDIX A
TO amended and restated RECEIVABLES PURCHASE AGREEMENT

ELIGIBILITY CRITERIA

A Receivable shall constitute an “Eligible Receivable” if it satisfies each of the following criteria as of its Eligibility Date (or other date as may be specified below):

1.	Such Receivable has an original term to maturity of no more than 60 months;
2.	Such Receivable has an Outstanding Receivable Principal Balance equal to or less than $10,000;
3.	Such Receivable has an Annual Percentage Rate that is greater than or equal to ***%, and no greater than 99.0%;
4.	Payments under such Receivable are due in Dollars;
5.

Such Receivable is a valid, legal, binding and enforceable obligation of the Obligor (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity);

6.	Such Receivable shall be payable in equal scheduled installments (other than with respect to the last scheduled installment) without bullet maturity or balloon payment;
7.	Such Receivable shall have been originated in all material respects in compliance with all applicable laws (including all Governmental Rules);
8.	Such Receivable shall not, along with the related Contract or other loan documents, violate any applicable laws in any material respect;
9.	Such Receivable is not a Charged-Off Receivable at the time such Receivable is sold to the Issuer and as of the applicable Conversion Date;
10.	Such Receivable shall not be evidenced by a judgment or have been reduced to judgment;
11.	Such Receivable shall have been originated in accordance with the Credit Policy;
12.	The related Obligor is not bankrupt or deceased;
13.	The related Obligor is a natural person;
14.	The related Obligor is an individual who is a permitted debtor under applicable state laws and is not an employee or Affiliate of the Originator or any Bank Originator;
15.	At the time of the origination of such Receivable the Obligor is residing in either: (a) to the extent originated by an Originator that is not a Bank Originator, *** (provided that the

Appendix A-

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interest rate of such loan is less than 36% per annum), *** or any other jurisdiction approved by the Majority Holders in writing; or (b) to the extent originated by a Bank Originator in connection with the Republic Loan Purchase Agreement, *** or any other jurisdiction approved by the Majority Holders in writing;

16.	Such Receivable is secured by a fully executed Contract with the Obligor;
17.

The Master Servicer, in its capacity as Custodian, has certified that the related Receivable Files are complete and has delivered the imaged copies of the documents to be verified by the Verification Agent to the Verification Agent;

18.

The Verification Agent has completed its verification of imaged copies of the Verifiable Collateral Documents pursuant to its verification process within two (2) Business Days of the Master Servicer providing such imaged copies to the Verification Agent;

19.	The Indenture Trustee, upon acquisition of such Receivable by the Issuer, shall have a perfected, first-priority security interest therein, subject to Permitted Liens;
20.	Such Receivable and the related Contract shall not have been modified (other than a Permitted Modification) from its original terms in any material respect;
21.	The related Contract does not prohibit the sale, transfer or assignment of such Receivable to the extent such prohibition is enforceable;
22.	Such Receivable will be owned by the Purchaser free and clear of any adverse claims, subject to Permitted Liens;
23.	Such Receivable shall not be a revolving line of credit;
24.

Such Receivable is the liability of an Obligor who is not a “foreign person” within the meaning of Section 1445 and 7701 of the Internal Revenue Code or the rules and regulations promulgated thereunder; provided, that, for the avoidance of doubt, it is agreed and understood that United States military employees and personnel living, working or deployed abroad shall not be excluded by the application of this criteria;

25.

Such Receivable represents the undisputed, bona fide transaction created by the lending of money by the Originator or a Bank Originator in the ordinary course of business and completed in accordance with the terms and provisions contained in the related Contract;

26.	Such Receivable, if resulting from a Refinancing, is an Eligible Refinancing Receivable;
27.	The representations and warranties of the Seller in respect of such Receivable under clauses (c), (f), (h), (i), (l), (m) and (n) of Section 3.1 of this Agreement are true and correct;
28.	The Obligor related to such Receivable has paid in full a scheduled installment payment, the funds of which have been received in the Collection Account in the last ninety-five (95) calendar days;

Appendix A-

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29.	Such Receivable shall not be originated pursuant to a Contract, along with the other loan documents, whereby an Origination Fee in excess of 5.0% of the original principal loan balance is applicable;
30.	Such Receivable does not have any Scheduled Receivable Payments due that are greater than twice the initial Scheduled Receivable Payment set forth in the applicable Contract; and
31.	Such Receivable is not a Credit Counseling Receivable.

Appendix A-

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APPENDIX B
TO amended and restated RECEIVABLES PURCHASE AGREEMENT

CREDIT POLICIES

Appendix B-

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EXHIBIT A

[FORM OF] FIRST STEP ASSIGNMENT

For value received, in accordance with the Amended and Restated Receivables Purchase Agreement, dated as of October 20, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement” between Enova Finance 5, LLC, as Purchaser (the “Purchaser”) and Enova International, Inc., as Seller (the “Seller”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein and in the Purchase Agreement) all right, title and interest of the Seller in and to the following:

(a)the Related Receivables set forth in the .csv file delivered in connection with this Assignment and all monies received with respect to such Related Receivables on and after the related Cutoff Date;

(b)the Receivable File related to each Related Receivable and any and all other Instruments, including Promissory Notes (each as defined in the UCC) and other documents that the Seller (or its designee) kept on file in accordance with its customary procedures relating to the Related Receivables and the related Obligors;

(c)all present and future claims, demands, causes and choses in action in respect of any of the foregoing, including the right for the Purchaser or its assignee to bring any such claim, demand, cause or chose in action in the name of the Seller and the right, title and interest of the Seller in, to and under the Transfer Agreement; and

(d)all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

1.Definitions.  All terms defined in the Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Cutoff Date” means, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, _____, 20__.

2.Restatement of Representations and Warranties of Seller.  The Seller hereby restates the representations and warranties set forth in Section 3.1 of the Purchase Agreement (with respect to the Related Receivables set forth in the csv file delivered in connection with this Assignment) and Section 5.1 of the Purchase Agreement, with full force and effect as if the same were fully set forth herein.  The Seller hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Purchase Agreement have been satisfied.

3.Transfer and Assignment Sale of Receivables.  The Seller hereby certifies that the Related Receivables and Other Conveyed Property assigned to the Purchaser hereunder are free and clear of all Liens (other than Permitted Liens and those provided for in the Purchase Agreement) and that the beneficial interest in and title to such Related Receivables and Other

Exhibit A-

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Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and under the Purchase Agreement is held not to be a sale, the transfer and assignment of such Related Receivables and Other Conveyed Property hereunder shall constitute a grant of a security interest by the Seller to the Purchaser in the property referred to in Section 2 above, which security interest has been assigned to the Indenture Trustee for the benefit of the Noteholders, and this Assignment and the Purchase Agreement shall each constitute a security agreement under applicable law.

4.Further Encumbrance of Receivables and Other Conveyed Property.

(a)Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and any item of related Other Conveyed Property hereto, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate and all such right, title and interest shall vest in the Purchaser.

(b)Immediately upon the vesting of such Related Receivables and Other Conveyed Property in the Purchaser, the Purchaser shall have assumed the sole right to pledge or otherwise encumber such Related Receivables and related Other Conveyed Property.

5.Governing Law.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-

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IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by a duly authorized officer on the day and year first above written.

ENOVA INTERNATIONAL, INC. as the Seller
By:_______________________________ Name: Title:

Exhibit A-

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